Exhibit 5.1

China Liberal Education Holdings Limited Floor 4, Willow House, Cricket Square, Grand Cyaman KY1-9010, Cayman Islands 9 October 2019 Dear Sirs,	________ Campbells Registered Foreign Law Firm Floor 35, Room 3507 Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong
D +852 3708 3020 T +852 3708 3000 F +852 3706 5408 E jnip@campbellslegal.com campbellslegal.com
Our Ref: JSN/17624-30492 Your Ref: ________
CAYMAN | BVI | HONG KONG

China Liberal Education Holdings Limited

We have acted as Cayman Islands counsel to China Liberal Education Holdings Limited (the “Company”) in connection with the Company’s registration statement on Form F-1 including all amendments or supplements thereto (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Act”) relating to the initial public offering by the Company of 1,333,333 ordinary shares of par value US$0.001 per share, up to 200,000 ordinary shares, par value US$0.001 per share, issuable upon exercise of an over-allotment option granted to the underwriters by the Company, and 93,333 ordinary shares, par value US$0.001 per share, underlying warrants issuable to the underwriters upon exercise of such warrants (the “Shares”).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts or conformed copies of the following documents:

1.1	The certificate of incorporation of the Company dated 27 February 2019 issued by the Registrar of Companies in the Cayman Islands.

1.2	The memorandum and articles of association of the Company as registered and filed with the General Registry of the Cayman Islands on 25 February 2019 (the ” Memorandum and Articles”).

1.3	The register of members of the Company (the “Register of Members”)

1.4	The written resolutions of the sole director of the Company dated 26 July 2019 (the “26 July Director’s Resolutions”).

1.5	The written resolutions of the sole director of the Company dated 8 October 2019 (together with the 26 July Director’s Resolutions, the “Director’s Resolutions”).

Resident Hong Kong Partners: Ashley Davies (British Virgin Islands), Jeremy Lightfoot (British Virgin Islands), Jenny Nip (England and Wales) and

Non-Resident Hong Kong Partner: Robert Searle (Cayman Islands)

Cayman Islands and British Virgin Islands

1.6	The written resolutions of the members of the Company dated 29 July 2019 (the “Shareholders’ Resolutions”).

1.7	A certificate from a director of the Company, a copy of which is attached hereto (the “Director’s Certificate”).

1.8	A certificate of good standing dated 3 July 2019, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.9	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures, initials and seals.

2.3	There is nothing under any law (other than the law of the Cayman Islands) and there is nothing contained in the minute book or corporate records of the Company (which we have not inspected), which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Company has all requisite capacity and power under the Memorandum and Articles to issue the Shares as contemplated by the Registration Statement.

3.3	The authorised share capital of the Company is currently US$50,000 divided into 50,000,000 ordinary shares of a par value of US$0.001 each.

3.4	Based solely on our review of the Register of Members, a total of 5,000,000.00 ordinary Shares are currently in issue as at the date thereof. Accordingly, based solely on our review of the Memorandum and Articles and Register of Members, the Company has sufficient number of ordinary Shares within its authorized share capital to ensure it is able to issue the Shares as contemplated by the Registration Statement.

3.5	The issue and allotment of the Shares pursuant to the Registration Statement have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

3.6	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

4.1	In this opinion the phrase “non-assessable” means, with respect to the Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.2	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Legal Matters”, “Enforceability of Civil Liabilities” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Campbells

Director’s Certificate

China Liberal Education Holdings Limited

Floor 4, Willow House,

Cricket Square,

Grand Cyaman KY1-9010,

Cayman Islands

To:	Campbells

Floor 35, Room 3507

Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Dear Sirs	Date: 9 October 2019

China Liberal Education Holdings Limited (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full and effect.

2	The Director’s Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The Shareholders’ Resolutions were duly passed in the manner prescribed in the Memorandum and Articles and have not been amended, varied or revoked in any respect.

4	The authorised share capital of the Company is US$50,000 divided into 50,000,000 ordinary shares of a par value of US$0.001 each.

5	The shareholders of the Company have not restricted or limited the powers of the directors of the Company in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the shares or otherwise performing its obligations under the Registration Statement.

6	The sole director of the Company at the dates of the Director’s Resolutions dated 26 July 2019 and 8 October 2019 was ZHANG Jianxin.

7	The shareholders of the Company at the date of the Shareholders’ Resolutions dated 29 July 2019 were as follows:

Ever Alpha Global Limited 恒領環球有限公司

Great Ploy Investment Limited 偉略投資有限公司

BENEFACTION GROUP LIMITED 澤群有限公司

Man Woo Limited 萬和有限公司

HAPPY BLISS DEVELOPMENTS LIMITED 福欣發展有限公司

Fulai International Limited 福來國際有限公司

UNITED GLORY GLOBAL LIMITED 聯榮環球有限公司

THRIVING TIME GLOBAL LIMITED 時興環球有限公司

ABSOLUTE RAYS LIMITED 定暉有限公司

Trophy Plus Global Limited 冠柏環球有限公司

8	As at 9 October 2019, the Company has a total of 5,000,000.00 ordinary shares currently in issue.

9	The sole director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in the bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions which are the subject of the Opinion.

10	The sole director or the shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing to the contrary.

[Signature page follows]

Signature:
Name:	ZHANG Jianxin
Title:	Director